EXHIBIT 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES‑OXLEY ACT OF 2002

In connection with the annual report of The Coca-Cola Company (“Company”) on Form 10-K for the period ended December 31, 2022 (“Report”), I, James Quincey, Chairman of the Board of Directors and Chief Executive Officer
of the Company, and I, John Murphy, President and Chief Financial Officer of the Company, each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes‑Oxley Act of 2002, that:
(1)    to my knowledge, the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)    the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ JAMES QUINCEY
James R. Quincey
Chairman of the Board of Directors and Chief Executive Officer
February 21, 2023

/s/ JOHN MURPHY
John Murphy
President and Chief Financial Officer
February 21, 2023